UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 13, 2007, Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), issued and sold 13 shares of its Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”), at a price of $535,000 per share, for an aggregate purchase price of $6,955,000 in cash, pursuant to a Series E Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Drawbridge Global Master Macro Fund Ltd (“Drawbridge”), a fund managed by Fortress Investment Group LLC. The Company expects to use the net proceeds of the transaction for general corporate purposes.

The Series E Preferred Stock has no voting rights, except as required by Nevada law. Each share of Series E Preferred Stock is convertible into 100,000 shares of the Company’s Common Stock. However, the Company shall not effect any conversion of the Series E Preferred Stock or any other preferred stock or warrant held by a holder of Series E Preferred Stock (a “Holder”), and no such Holder shall have the right to convert any Series E Preferred Stock or any other preferred stock or warrant held by such Holder, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 9.9% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion or exercise. Holders of the Series E Preferred Stock have the right to participate in any dividends declared by the Company on the Company’s Common Stock on an as-if-converted basis.

In connection with this offering, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. The investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D. The investor was given access to complete information concerning the Company. The investor has represented that it has acquired the shares for investment purposes. Restrictive legends were placed on the certificate issued to the investor.

The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the offer and sale of the shares of the Company’s Common Stock into which the shares of Series E Preferred Stock may be converted, as well as certain other securities held by the investor, for resale under the Securities Act by the investor as soon as practicable but in no event later than the earlier of (a) twenty (20) calendar days after the Company files its Quarterly Report on Form 10-Q for the period ended September 30, 2007, or (b) 90 days after September 13, 2007.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2007, the Company filed a Certificate of Designation with the Nevada Secretary of State relating to the Series E Preferred Stock. The Certificate of Designation sets forth the voting powers, designations, preferences, limitations and relative rights of the Series E Preferred Stock. A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

On September 12, 2007, the Company also filed a Certificate of Withdrawal of Certificate of Designation with the Nevada Secretary of State relating to the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). No shares of Series A Preferred Stock were outstanding. A copy of the Certificate of Withdrawal is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Certificate of Designation of Series E Convertible Preferred Stock.

3.2	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock.

10.1	Series E Convertible Preferred Stock Purchase Agreement dated September 13, 2007 between the Company and Drawbridge Global Master Macro Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: September 14, 2007	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Series E Convertible Preferred Stock.

3.2	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock.

10.1	Series E Convertible Preferred Stock Purchase Agreement dated September 13, 2007, between the Company and Drawbridge Global Master Macro Fund Ltd.